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                                  EXHIBIT 32.1

         CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          In connection with the Quarterly Report of The Bon-Ton Stores, Inc. on Form 10-Q for the period ended April 29, 2006, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.


DATE: June 8, 2006                      By: /s/ Byron L. Bergren
                                            ------------------------------------
                                            Byron L. Bergren
                                            President and Chief
                                            Executive Officer and Director


                                        By: /s/ Keith E. Plowman
                                            ------------------------------------
                                            Keith E. Plowman
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Principal Accounting Officer

A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.